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Exhibit (a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.    Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account			Give the SOCIAL SECURITY number of —	For this type of account		Give the EMPLOYER IDENTIFICATION number of —

1.	Individual		The individual	6.	Disregarded entity not owned by an individual	The owner

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)

3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	8.	Corporate or LLC electing corporate status on Form 8832	The corporation

4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10.	Partnership or multi-member LLC	The partnership

5.	Sole proprietorship or disregarded entity owned by an individual		The owner(3)	11.	A broker or registered nominee	The broker or nominee

				12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name on the second name line. You may use either your social security number or employer identification number (if you have one), but the IRS encourages you to use your social security number.

(4)
List first and circle the name of the legal trust, estate, or pension trust.

NOTE:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

COY SEPR VOLUNTARY CORPORATE ACTION

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding

Payees exempt from backup withholding on all payments include the following:

1.
An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

2.
The United States or any of its agencies or instrumentalities.

3.
A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4.
A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5.
An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.
A corporation.

7.
A foreign central bank of issue.

8.
A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

9.
A futures commission merchant registered with the Commodity Futures Trading Commission.

10.
A real estate investment trust.

11.
An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.
A common trust fund operated by a bank under section 584(a).

13.
A financial institution.

14.
A middleman known in the investment community as a nominee or custodian.

15.
A trust exempt from tax under section 664 or described in section 4947.

If the payment is for broker transactions, then the payment is exempted for:

Exempt payees 1 through 13. Also a person registered under the Investment Adviser Act of 1940 who regularly acts as a broker.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. COMPLETE THE FORM, CHECK THE "EXEMPT" BOX IN PART II, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041(a), 6045, 6050A and 6050N of the Code and the regulations promulgated thereunder.

COY SEPR VOLUNTARY CORPORATE ACTION

Privacy Act Notice.    Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)
Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)
Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

COY SEPR VOLUNTARY CORPORATE ACTION

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  Exhibit (a)(1)(F)